Exhibit 23.4

Suite 906, Office Tower Cl, Oriental Plaza, 1 East Chang An Avenue, Beijing
100738, P.R. China

TEL: (86 10) 8525-5500; FAX: (86 10) 8525-5511/5522

Date: April 21, 2014

Bona Film Group Limited

18/F, Tower 1, U-town Office Building,

No.1 San Feng Bei Li, Chaoyang District

Beijing 100020, People’s Republic of China

Dear Sir/Madam:

We hereby consent to the use of our name under the captions, “Enforceability of Civil Liabilities” and “Legal Matters” included in the Form F-3 Registration Statement of Bona Film Group Limited, which will be filed with the Securities and Exchange Commission in the month of April, 2014.

Yours Sincerely,

/s/ Han Kun
Han Kun Law Offices